UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	August 28, 2006

Red Trail Energy, LLC
__________________________________________
(Exact name of registrant as specified in its charter)

North Dakota	000-1359687	76-0742311
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

P. O. Box 11, 3682 Highway 8 South, Richardton, North Dakota		58652
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	701-974-3308

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

Ron Aberle, Interim Chief Financial Officer has resigned as Interim Chief Financial Officer effective August 28, 2006. He remains a Governor.

Additionally, the Board of Governors has ratified the employment of Bonnie G. Eckelberg, age 48, as Chief Financial Officer, also effective August 28, 2006. Ms. Eckelberg has been Director of Finance since November 1997 at St. Joseph's Hospital & Health Center located in Dickinson, North Dakota. She received her MBA from the University of North Dakota and her B.A. in Business Administration from Dickinson State University.

Finally, Ambrose R. Hoff resigned as President effective August 28, 2006 and Mick J. Miller, the Company's General Manager, was appointed as President of the Company effective August 28, 2006, by the Board of Governors. Mr. Hoff will continue in his role as Chairman of the Board of Governors.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Red Trail Energy, LLC

August 30, 2006	By:	/s/ Mick J. Miller

Name: Mick J. Miller
Title: President